EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108735 of Merchants and Manufacturers Bancorporation, Inc. on Form S-8 of our report dated June 10, 2004 on the financial statements of Merchants and Manufacturers Bancorporation 401(k) Salary Savings Plan as of and for the year ended December 31, 2003, appearing in this Annual Report on Form 11-K.

/s/ McGladrey & Pullen, LLP

Madison, Wisconsin
June 28, 2004